Exhibit (a)(1)(H)

INSTRUCTIONS FOR TENDER THROUGH CONDITIONAL EXERCISE OF OPTIONS

(Note: Before completing the Option Election Form attached hereto, you should read these instructions carefully, as well as the Offer to Purchase)

YOU ARE NOT REQUIRED TO EXERCISE YOUR OPTIONS (AS DEFINED BELOW) IN CONNECTION WITH THE OFFER (AS DEFINED BELOW). IF YOU WISH TO CONDITIONALLY EXERCISE YOUR OPTIONS AND TENDER ALL OF THE UNDERLYING SHARES, THE OPTION ELECTION FORM MUST BE RECEIVED BY CASEY’S (WHICH WILL TRANSMIT IT TO THE DEPOSITARY) BEFORE 12:00 NOON, NEW YORK CITY TIME, ON, AUGUST 20, 2010, UNLESS THE OFFER IS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

Send the Option Election Form to:

By Mail, Overnight Courier or By Hand:	By Facsimile Transmission:

Brian J. Johnson	Attn: Brian J. Johnson
Vice President — Finance and Corporate Secretary	Vice President — Finance and Corporate Secretary
Casey’s General Stores, Inc.	(515) 963-3845

P.O. Box 3001

One Convenience Blvd.

Ankeny, Iowa 50021-0845

Note: Delivery of the Option Election Form to an address or a facsimile number other than as set forth above will not constitute a valid delivery.

By signing the Option Election Form, you acknowledge receipt of the Offer to Purchase dated July 29, 2010 (the “Offer to Purchase”), with respect to the offer (the “Offer”) by Casey’s General Stores, Inc. (“Casey’s” or the “Company”) to purchase for cash up to $500 million in value of shares of common stock, no par value per share, of the Company (“Shares”), together with the associated rights to purchase Series A Serial Preferred Stock, no par value per share, of the Company issued pursuant to the Rights Agreement dated as of April 16, 2010, between the Company and Computershare Trust Company, N.A., as Rights Agent, at a price not greater than $40.00 per Share nor less than $38.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

If you hold options that will be outstanding and vested as of the Expiration Time (as defined in the Offer to Purchase) (“Options”) to purchase Shares, you may conditionally exercise some or all of your Options and tender all of the underlying Shares (“Options Shares”), at the price you select per Option Share, pursuant to the terms and conditions set forth in the Offer. If, after reading the enclosed materials, you want to conditionally exercise some or all of your Options and tender all of the underlying Option Shares, you must follow the instructions contained herein. If you do not respond using the enclosed Option Election Form, you will be deemed to have instructed Casey’s not to conditionally exercise any of your Options and none of the Option Shares underlying such Options will be tendered in the Offer.

1. You should complete the Option Election Form if you wish to conditionally exercise some or all of your Options to purchase Shares, and to tender all the underlying Option Shares, at the price you select per Option Share, pursuant to the terms and conditions set forth in the Offer. Note that Casey’s is conducting the Offer through a procedure commonly called a modified “Dutch auction.” This procedure allows you to select the price (in increments of $0.25) within a price range specified by Casey’s at which you are willing to sell your Option Shares. The price range for the Offer is $38.00 to $40.00 per Share. The purchase price will be the lowest price at which, based on the number of Shares tendered and the prices specified by the tendering shareholders, we can purchase $500 million in value of Shares, or such lesser value of Shares as is properly tendered and not withdrawn (the “Purchase Price”). All Shares we purchase will be purchased at the same price, even if you have selected a lower price, but we will not purchase any Shares above the Purchase Price. By signing the Option Election Form, you agree that if any Option Shares you properly tendered are accepted, you will receive a cash payment equal to (a) the number of Option Shares that are accepted for purchase, multiplied by

(b) the difference between the Purchase Price and the applicable Option exercise price(s) and you further agree to be bound by the Purchase Price and the terms and conditions set forth herein and in the Offer. You also agree that during the term of the Offer, you will NOT submit any other notice to exercise the Options you have submitted for tender unless and until you withdraw your offer to tender.

2. By signing the Option Election Form, you acknowledge that Casey’s is allowing you to conditionally exercise your Options for the purpose of allowing you to tender Option Shares in the Offer. Further, by signing the Option Election Form, you acknowledge that if, after taking into account proration, Casey’s purchases less than all of your Option Shares, your Options relating to the Option Shares that were not purchased will not be considered to have been exercised and will remain outstanding. You acknowledge that the order of the Options purchased by Casey’s will be as designated by you in the Option Election Form. In addition, you acknowledge that if you do not designate the order in which you wish to have your Options exercised, your Options will be exercised in the order of exercise price starting with the lowest exercise price.

3. Conditional exercises of Options and tenders of Option Shares pursuant to the Offer may be withdrawn at any time prior to 12:00 noon, New York City time, on August 20, 2010 (unless the Offer is extended) by submitting a written or facsimile transmission notice of withdrawal. Any such notice of withdrawal must specify the name and social security number or other taxpayer identification number of the Option holder who tendered the Option Shares to be withdrawn, the Option or Options to be withdrawn and the Option Shares to be withdrawn (which must be all Option Shares underlying such withdrawn Options). All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Casey’s, in its sole discretion, which determination will be final and binding on all parties. None of Casey’s, the Depositary or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them shall incur any liability for failure to give any such notice.

4. The Option Election Form must be received by Casey’s (for transmission to the Depositary) before 12:00 noon, New York City time, on August 20, 2010, unless the Offer is extended. You must sign and complete this form for your direction to be valid.

General Terms and Conditions of the Offer:

NOTE: BY SIGNING THE OPTION ELECTION FORM, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS, WHICH SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE OR THE OPTION ELECTION.

1. You will, upon request, execute and deliver any additional documents deemed by the Depositary or Casey’s to be necessary or desirable to complete the sale, assignment and transfer of the Option Shares tendered hereby and have read, understand and agree with all of the terms of the Offer as set forth in the Offer to Purchase.

2. You understand that tenders of Option Shares pursuant to the procedures described herein and in the Offer to Purchase will constitute an agreement between you and Casey’s upon the terms and subject to the conditions of the Offer as set forth herein and in the Offer to Purchase.

3. All authority herein conferred or agreed to be conferred shall survive your death or incapacity, and your obligations hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the Offer to Purchase, this tender is irrevocable.

4. Casey’s will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer. You understand that (a) the Purchase Price will be paid to you (you cannot elect to have the Purchase Price paid to another person); and (b) you will be responsible for paying federal and state income and employment taxes arising from the exercise of the Options and the sale of the Option Shares in the Offer.

5. Under the U.S. federal income tax laws, Casey’s may be required to withhold income and employment taxes from the amount of any payments made to Option holders pursuant to the Offer. Non-U.S. Option holders will also be subject to 30% (or lower treaty rate) U.S. withholding tax on the total sale price paid to them for the Option Shares pursuant to the Offer unless such Non-U.S. Option holder can demonstrate to Casey’s that the payment will not be equivalent to a dividend. See Section 15 of the Offer to Purchase.

6. All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by Casey’s in its sole discretion, which determination will be final and binding on all parties. Casey’s reserves the absolute right to reject any or all tenders of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Casey’s counsel, be unlawful. Casey’s also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Option Shares, and Casey’s interpretation of the terms of the Offer (including these Instructions for Tender through Conditional Exercise of Options) will be final and binding on all parties. No tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Casey’s shall determine. None of Casey’s, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

7. If the Option Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to Casey’s of the authority of such person so to act must be submitted with the Option Election Form.

8. Questions and requests for assistance or additional copies of the Offer and these Instructions for the Tender through Conditional Exercise of Options should be directed to Brian J. Johnson at (515) 965-6587 or by email at brian.johnson@caseys.com.

NOTE: CASEY’S WILL REJECT (OR NOT ACCEPT) ANY CONDITIONAL

EXERCISE OF ANY OPTION AND TENDER OF ANY OPTION SHARE THAT EXPIRES PRIOR TO THE EXPIRATION OF THE OFFER.

TO CONFIRM YOUR OPTION STATUS, YOU MAY REQUEST A CURRENT

SUMMARY OF YOUR OPTIONS BY CONTACTING BRIAN J. JOHNSON AT (515) 965-6587 OR BY EMAIL AT BRIAN.JOHNSON@CASEYS.COM.

OPTION ELECTION FORM

Full Name

Address (Please Print)

Social Security or Employee Number

1. EXERCISE: This conditional exercise is being made in connection with the Offer to Purchase dated July 29, 2010 (the “Offer to Purchase”), with respect to the offer (the “Offer”) by Casey’s General Stores, Inc. (“Casey’s” or the “Company”) to purchase for cash up to $500 million in value of shares of common stock, no par value per share, of the Company (“Shares”), together with the associated rights to purchase Series A Serial Preferred Stock, no par value per share, of the Company issued pursuant to the Rights Agreement dated as of April 16, 2010, between the Company and Computershare Trust Company, N.A., as Rights Agent, at a price not greater than $40.00 per Share nor less than $38.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. I hereby conditionally exercise options that are currently vested or that will vest as of the Expiration Time (as defined in the Offer to Purchase) (“Options”) granted to me by Casey’s under one of Casey’s stock option plans, that are specified in 2 below. As part of such conditional exercise, all the underlying Shares I am entitled to receive upon exercise of such Options (“Option Shares”) will be tendered in the Offer in accordance with my election in 2 below. My exercise of Options hereunder is subject to the condition that any Options exercised for Option Shares tendered but not purchased by Casey’s because of proration or otherwise shall be deemed not to have been exercised. None of the Options conditionally exercised for any of the Option Shares will expire prior to the Expiration Time.

2. ELECTION: I hereby elect as follows with respect to my Options:

(Choose only one)

❑	I wish to conditionally exercise and tender all Option Shares underlying all of my Options.

❑	I wish to conditionally exercise and tender all Option Shares underlying the Options listed below.

I understand that Options will be exercised as accepted in the Offer in the order which I designate below:

1. Grant date             ; Option for              Shares; and per share grant price of $            .

2. Grant date             ; Option for              Shares; and per share grant price of $            .

3. Grant date             ; Option for              Shares; and per share grant price of $            .

4. Grant date             ; Option for              Shares; and per share grant price of $            .

ATTACH ADDITIONAL PAGE IF NEEDED.

I acknowledge and agree that if I do not designate the order in which I wish to have my Options exercised, my Options will be exercised in the order of exercise price, starting with the lowest exercise price. I further acknowledge and agree that if the purchase price determined in accordance with the Offer is equal to or lower than the exercise price of an Option, each such Option, and the tendered Option Shares with respect to each such Option, shall automatically be deemed not to have been, respectively, exercised or tendered.

3. TENDER PRICE: By checking ONE of the following boxes, the undersigned hereby tenders those Option Shares specified in Section 2 of this Option Election Form, at the price checked. This action could result in none of the Option Shares being purchased if the purchase price determined by the Company is less than the price checked below. All Option Shares underlying an Option must be tendered at the same price. However, Option Shares underlying an Option that are tendered and withdrawn may be retendered at a different price than the price at which they were previously tendered. Option Shares underlying different Options may be tendered at different prices.

TENDERS OF OPTION SHARES AT A PRICE EQUAL TO OR LESS THAN THE

EXERCISE PRICE OF THE UNDERLYING OPTION SHALL BE VOID.

PRICE (IN DOLLARS) PER OPTION SHARE AT WHICH OPTION SHARES ARE BEING TENDERED

❑ $38.00	❑ $38.75	❑ $39.50
❑ $38.25	❑ $39.00	❑ $39.75
❑ $38.50	❑ $39.25	❑ $40.00

AN OPTION HOLDER WHO DESIRES TO CONDITIONALLY EXERCISE MORE

THAN ONE OPTION AND TENDER ALL OPTION SHARES UNDERLYING SUCH

OPTIONS AT DIFFERENT PRICES MUST COMPLETE A SEPARATE OPTION

ELECTION FORM FOR EACH OPTION.

OR

By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE, the undersigned hereby tenders those Option Shares specified in Section 2 of this Option Election Form at the purchase price determined by the Company in accordance with the terms of the Offer.

❑	The undersigned wants to maximize the chance of having the Company purchase all Option Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Option Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer.

THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED OPTION SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $38.00 PER SHARE. THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT SHOULD THE PURCHASE PRICE PER OPTION SHARE DETERMINED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE OFFER BE EQUAL TO OR LESS THAN THE EXERCISE PRICE OF AN OPTION, EACH SUCH OPTION, AND THE TENDERED OPTION SHARES WITH RESPECT TO EACH SUCH OPTION, SHALL AUTOMATICALLY BE DEEMED NOT TO HAVE BEEN, RESPECTIVELY, EXERCISED OR TENDERED.

4. AGREEMENT: The undersigned acknowledges receipt of the Offer to Purchase and represents that the undersigned has read the Offer to Purchase and related documents carefully. The undersigned hereby instructs Casey’s, subject to the terms and conditions set forth in this Option Election Form and in the Offer to Purchase, to carry out the instructions contained in this Option Election Form. Casey’s is hereby authorized, in accordance with the instructions contained in this Option Election Form, to (i) exercise the undersigned’s Options (but only to the extent that the related Option Shares are accepted for purchase pursuant to the Offer) and deliver such Option Shares to Computershare Trust Company, N.A., as Depositary for the Offer; (ii) retain from the net cash proceeds received pursuant to the Offer from the purchase of the Option Shares the Option exercise price for such Option Shares; and (iii) remit to the undersigned the remaining net cash proceeds. The undersigned agrees that, if the net cash proceeds from the purchase of the undersigned’s Option Shares are insufficient to cover the related Option exercise price, the undersigned will, immediately upon request of Casey’s, forward to Casey’s a check in an amount sufficient to cover any such shortfall.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED

SIGN HERE

Signature(s) of Option Holder(s)	Date

Name(s) (Please Print)	Capacity (Full title(s))